Exhibit 99.1

IIOT-OXYS, Inc. Announces 2022 Annual Form 10-K Investor Conference Call Audio Recording

CAMBRIDGE, MA / ACCESSWIRE / May 4, 2023 / IIOT-OXYS, Inc. (OTC PINK: ITOX) ("Oxys" or the “Company”) announced availability of an audio recording of its Investor Conference Call that took place on Wednesday, May 3, 2023.

On May 3, 2023, management of Oxys held an Investor Conference Call on its 2022 Form 10-K Annual Results, gave guidance for 2023, and answered previously-submitted investors' questions.

During the call, Cliff Emmons, CEO of IIOT-OXYS, Inc., shared what differentiates the Company’s Artificial Intelligence (aka “AI”) Technology from others. Mr. Emmons stated, “Our AI technology at Oxys uses sophisticated Machine Learning Algorithms (that)…give Manufacturers, Infrastructure Asset Managers, and Facility Managers the insights they (respectively) need to be more productive, safely maintain their bridges, and optimally manage their buildings…(It) allows us to tackle the hardest questions these customers have…”.

The audio recording can be found at the following link and is incorporated herein by reference:

https://www.smallcapvoice.com/iiot-oxys-may-2023-conference-call/

About IIOT-OXYS, Inc.

IIOT-OXYS, Inc. (OTC PINK: ITOX) is a technology company at the intersection of IIoT, AI & Machine Learning, Edge Computing and Manufacturing Operations. We provide actionable mission-critical insights for the Medical/Pharmaceutical, Manufacturing, Agriculture, Defense, and Structural Health, and other industries. IIOT-OXYS's edge computing open-source hardware and proprietary ML algorithms employ our Minimally Invasive Load Monitoring (MILM) technology to simply gather data and gain insights to monitor, scope, move from preventive to predictive maintenance, and even optimize development and manufacturing processes. For additional information visit www.oxyscorp.com.

Forward-Looking Statements

This news release contains forward-looking statements that reflect Management's current views about future events and financial performance. Forward-looking statements often contain words such as ''expects,'' ''anticipates,'' ''intends,'' or ''believes.'' Our forward-looking statements are subject to a number of risks and uncertainties that may cause actual results and events to differ materially from those projected in the forward-looking statements. Risks and uncertainties that could adversely affect us include, without limitation, the loss of major customers, our failure to obtain new contracts, our inability to patent products or processes, our infringement of patents held by others, our inability to finance our business and the other risks and uncertainties that are discussed in our most recent filings with the Securities and Exchange Commission. The forward-looking statements in this news release are made only as of the date of this news release. We undertake no obligation to update our forward-looking statements, whether as a result of new information, future events or otherwise.

Contact Information:

IIOT-OXYS, Inc.
Clifford L. Emmons
CEO
contact@oxyscorp.com
www.oxyscorp.com

SOURCE: IIOT-OXYS, Inc.